UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 9, 2011 we completed the previously announced purchase (“Acquisition”) of a 60% interest in Wendeng He Xie Silicon Co. Ltd., a company with a trichlorosilane manufacturing factory located in Wendeng, China (“Wendeng”) from Liu Dongqiang, a Chinese individual.  As part of the closing, Wendeng was re-formed as a joint venture business under Chinese law and issued a new business license.

The Acquisition was effected pursuant to an equity transfer agreement dated November 22, 2010, as amended on December 15, 2010 by a letter agreement.

Pursuant to the terms of the Acquisition, the Company shall:

(i)	pay Mr. Liu USD $445,075 within three months of the issuance of the business license;
(ii)
issue 1,349,628 shares of or common stock to Mr. Liu or his assigns, such shares carry a right of redemption by Mr. Liu whereby the Company (or an affiliate of the Company) shall buy such shares back from Mr. Liu within six months at a price of USD equivalent to RMB 18,000,000 on the transfer date (currently equal to approximately USD $2,700,000); and

(iii)	cause an affiliate of the Company to transfer 1,574,566 shares of its Company common stock to Mr. Liu, or his assigns, such shares shall be restricted from resale for 2.5 years.

The foregoing description of the equity transfer agreement, letter agreement and the Acquisition is a summary of the material terms and therefore not complete, and is subject to, and qualified in its entirety by, the full text of the equity transfer agreement and the letter agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, the terms of which are incorporated herein.

Wendeng currently produces annually 22,000 metric tons of Trichlorosilane. As a result of closing the Acquisition, SunSi will begin to immediately consolidate all of Wendeng’s revenues, and 60% of its profits.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosures set forth in Item 2.01 of this current report on Form 8-K, which are hereby incorporated by reference into this Item 3.02.

The 1,349,628 shares of common stock issued by the Company in the Acquisition were issued exempt from registration, and not pursuant to any registration statement.  The securities were issued to a non-US person and in reliance on an exemption from registration under Regulation S, promulgated under the Securities Act of 1933, as amended.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of businesses acquired.

We will file the financial statements required by Item 9.01(a) of Form 8-K with respect to our acquisition of 60% of Wendeng as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b)           Pro forma financial information.

We will file the pro forma financial information required by Item 9.01(a) of Form 8-K with respect to our acquisition of 60% of Wendeng as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(d)           Exhibits

Exhibit
Number                              Description of Exhibit
    10.1                                 Equity Transfer Agreement dated November 22, 2010
    10.2                                 Letter Agreement dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	March 10, 2011

By:	/s/ Richard St Julien
Richard St Julien
Vice President and Secretary